CERTIFICATE OF OWNERSHIP AND MERGER
                               OF
             VERTEX COMPUTER CABLE & PRODUCTS, INC.
                              INTO
                      VTX ELECTRONICS CORP.

     VTX Electronics Corp., a corporation organized and existing under the laws of Delaware
     DOES HEREBY CERTIFY:
          FIRST:    That VTX Electronics Corp. (the "Company") was
incorporated on the 30th day of July, 1986, pursuant to the General
Corporation Law of the State of Delaware.
          SECOND:   That the Company owns all of the outstanding
shares of the stock of Vertex Computer Cable & Products, Inc., a corporation incorporated on the 28th day of October, 1970, pursuant to the Business Corporation Law of the State of New York
("Vertex").
          THIRD:    That the United States Bankruptcy Court for the
Eastern District of New York, at Westbury, entered an Order on
October 30, 1997 providing that the Company and Vertex consummate the merger of Vertex with and into the Company.
          FOURTH:   That the Company, by the following resolutions
of its Board of Directors, duly adopted at a meeting held on the
11th day of November, 1997, determined to and did merge Vertex into itself:
          "RESOLVED, that the Company merge, and it hereby does
     merge Vertex into itself and assumes all obligations of Vertex as set forth in the Second Amended Joint Plan of
     Reorganization dated September 24, 1997 (the "Plan"); and
          FURTHER RESOLVED, that the merger shall be effective upon
     the date of filing the Certificate of Ownership and Merger with the Secretary of State of Delaware; and
          FURTHER RESOLVED, that the proper officers of the Company
     be and they hereby are directed to make and execute a
     Certificate of Ownership and Merger setting forth a copy of the resolutions to merge Vertex into the Company and assume the liabilities and obligations of Vertex in accordance with the Plan, and the date of adoption thereof, and to cause the same to be filed with the Secretary of State and to do all acts and things whatsoever, whether within or without the
     State of Delaware, which may be necessary or proper to effect said merger; and
          FURTHER RESOLVED, that the Company change its corporate
     name by changing Article First of the Certificate of
     Incorporation of the Company to read as follows:  'FIRST:  The name of the corporation is Vertex Computer Cable & Products,
     Inc.'"
          FIFTH:    Anything herein or elsewhere to the contrary
notwithstanding, this merger may be amended or terminated and abandoned by the Board of Directors of the Company at any time prior to the date of filing the merger with the Secretary of State.
          SIXTH:    The Certificate of Incorporation of the Company
is hereby amended by changing Article First of the Certificate of Incorporation of the Company to read as follows:
               "FIRST:  The name of the corporation is Vertex
          Computer Cable & Procucts, Inc."
IN WITNESS WHEREOF, said VTX
          Electronics Corp. has caused this Certificate to be signed by Nicholas
          T. Hutzel, its Secretary, this ___ day of November, 1997.

                                        VTX ELECTRONICS CORP.




By_____________________________
                                          Nicholas T. Hutzel,
Secretary